Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 23, 1997



                            Lake Ariel Bancorp, Inc.
             (Exact name of registrant as specified in its charter)




Pennsylvania                      2-85306             23-2244948
(State or other jurisdiction      (Commission        (I.R.S. employer
of incorporation)                file number)         Id. No.)



Post Office Box 67, Lake Ariel, Pennsylvania 18436
(Address of Principal Executive Offices)     (Zip Code)




Registrant's telephone number, including area code:  (717) 698-5695



Former name or former address, if changed from last report:  Not Applicable.




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Item 1.           Changes in Control of Registrant.

                  Not Applicable.


Item 2.           Acquisition or Disposition of Assets.

                  Not Applicable.


Item 3.           Bankruptcy or Receivership.

                  Not Applicable.


Item 4.           Changes in Registrant's Certifying Accountant.

                  Not Applicable.


Item 5.           Other Events.

                  The Registrant completed its current firm underwritten offering on December 23, 1997, by the sale to the underwriter of 105,000 shares of the Registrant's common stock, par value $0.21 per share (the "Common Stock") pursuant to the exercise of the full overallotment option granted to the underwriter.

                  The Registrant sold in the aggregate 805,000 shares of the Common Stock, which represented all of the shares of Common Stock registered for this offering on Form S-2 (No. 333-40473).

                  The gross proceeds of the offering were $12,880,000 and the estimated net proceeds were $__________ after deducting all expenses and selling commissions. The Registrant intends to use the net proceeds as set forth in its Prospectus, dated December 15, 1997.


Item 6.           Resignations of Registrant's Directors.

                  Not Applicable.




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Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statement of Business Acquired.

                           Not Applicable.

                  (b)      Pro Forma Financial Information.

                           Not Applicable.

                  (c)      Exhibits.

                           None.


Item 8.           Change in fiscal year.

                  Not Applicable.




                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



LAKE ARIEL BANCORP, INC.
(Registrant)



Date: December 29, 1997

Joseph J. Earyes, CPA, Executive Vice
President and Chief Financial Officer




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